EXHIBIT 23.2

MANTYLA MCREYNOLDS LLC

178 South Rio Grande Street, Suite 200

Salt Lake City, Utah  84101

Telephone:  801.269.1818

Facsimile:  801.266.3481

The Board of Directors

Voyager Oil and Gas, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Voyager Oil and Gas, Inc. (the “Company”) covering the registration of 12,738,209 shares of common stock of our report dated April 9, 2010, with respect to the balance sheets of Plains Energy Investments, Inc. as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2009 and for the period from April 18, 2008 (inception) through December 31, 2008 and for the period from April 18, 2008 through December 31, 2009, which report appears in the December 31, 2009 financial statements of Plains Energy Investments, Inc.  We also consent to the use of our name as experts in such Registration Statement.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah

January 18, 2011